UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017 (April 4, 2017)

Panera Bread Company

(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO	63127
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-984-1000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 4, 2017, Panera Bread Company, a Delaware corporation (the “Company” or “Panera”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rye Parent, Corp., a Delaware corporation (“Parent”), Rye Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“JAB”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of (i) Class A common stock, with a par value of $0.0001 per share, of the Company (the “Class A Common Stock”), and (ii) Class B common stock, with a par value of $0.0001 per share, of the Company (the “Class B Common Stock”, and, together with the Class A Common Stock, the “Common Stock”), except for certain excluded shares, will be automatically cancelled and converted into the right to receive $315.00 in cash (the “Merger Consideration”).

In addition, subject to the terms and conditions of the Merger Agreement, at the Effective Time, (a) each outstanding stock option and stock appreciation right of the Company will accelerate and will be converted into the right to receive a cash amount based on the spread, if any, between the Merger Consideration and the exercise price payable per share under such stock option or stock appreciation right, as applicable, (b) each outstanding restricted share of the Company will accelerate and receive the same treatment as the Common Stock, in each case, paid as soon as reasonably practicable after the Effective Time, net of any applicable withholding taxes. In addition, each outstanding performance award of the Company will be cancelled and converted into the right to receive a cash amount based on the greater of target and actual performance determined through the Effective Time, to be paid as follows: (i) a pro-rata portion of each performance award will be paid as soon as reasonably practicable after the Effective Time; and (ii) the remaining portion of each performance award will be paid on the earlier of the date on which such performance award was originally scheduled to vest (subject to the holder’s continued employment with the Company or any of its affiliates through such date), and the holder’s termination of employment without cause or resignation for good reason, in each case, net of any applicable withholding taxes.

Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock issued and outstanding and entitled to vote at a meeting of the Company’s stockholders, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iii) other customary closing conditions, including (a) the absence of any law, order, or pending action by a governmental entity prohibiting or seeking to prohibit the Merger or the other transactions contemplated by the Merger Agreement, (b) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (c) each party’s performance of its obligations and covenants contained in the Merger Agreement and (d) as a condition to Parent’s obligation to close the merger, the absence of any Material Adverse Effect (as defined in the Merger Agreement) on the Company.

The Merger Agreement also contains customary representations, warranties and covenants of the Company, Parent, JAB and Merger Sub. The Company has also made certain covenants in the Merger Agreement, including covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time of the Merger. The Company has also agreed to a customary non-solicitation covenant in the Merger Agreement prohibiting the Company from (a) soliciting, providing non-public information or engaging or participating in any discussions or negotiations concerning proposals relating to alternative business combination transactions, or (b) entering into an acquisition agreement in connection with such an alternative business combination transaction, in each case, except as permitted under the Merger Agreement (including a customary exception for the Company’s board of directors to consider certain unsolicited proposals relating to alternative business combination transactions received prior to the adoption of the Merger Agreement by the Company’s stockholders, but subject to Parent’s right to match, or otherwise propose amendments to its transaction in response to, any such acquisition proposal during a specified notice period).

The Merger Agreement may be terminated by each of the Company and Parent under certain circumstances, including if the Merger is not consummated by October 4, 2017 (provided that no party may terminate the Merger Agreement if such party’s breach primarily contributed to the failure of a condition to consummate the Merger by such date). The Merger Agreement also provides for certain other customary termination rights for the Company and Parent, and further provides that a termination fee in the amount of $215 million will be payable by the Company to Parent in connection with the termination of the Merger Agreement under certain specified circumstances, including if the Company terminates the Merger Agreement in order to accept a superior proposal for an alternative business combination transaction and enters into an acquisition agreement related to such superior proposal.

The representations, warranties and covenants of each of the Company, JAB, Parent, and Merger Sub contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures by the parties or their subsidiaries. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the parties file with the Securities and Exchange Commission (“SEC”).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Ronald M. Shaich, the Company’s Founder, Chairman and Chief Executive Officer, and certain stockholders of the Company affiliated with Mr. Shaich (including entities for which Domenic Colasacco, a director of the Company, serves as a trustee or manager) (collectively with Mr. Shaich, the “Shaich Holders”), have entered into a voting agreement with Parent and Merger Sub (the “Voting Agreement”) pursuant to which the Shaich Holders have agreed to, among other things, vote in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement. The Shaich Holders have the power to vote in the aggregate approximately 15.5% of the voting power of the shares of Common Stock issued and outstanding.

The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2017, in connection with the Merger, the Company entered into a Non-Competition Agreement with Mr. Shaich (the “Non-Competition Agreement”). The Non-Competition Agreement restricts Mr. Shaich, for a period of one year following his termination of employment with the Company for any reason, from engaging in competitive activities against the Company and from soliciting the Company’s employees, contractors, consultants, catering customers or franchisees. As consideration for the non-competition and non-solicitation covenants, Mr. Shaich will receive a lump sum payment of $7 million upon the closing of the Merger, which Mr. Shaich will be required to repay to the Company if he violates the covenants during the one year restricted period. The Non-Competition Agreement also provides that Mr. Shaich will be entitled to receive a lump sum payment equal to three times the sum of his base salary and target annual incentive bonus upon his termination by the Company without cause or by Mr. Shaich for good reason, each as defined in the Non-Competition Agreement (a

“qualifying termination”), or, if later, upon the second anniversary of the Closing. Upon a qualifying termination, Mr. Shaich will also be eligible to receive a pro-rated portion of his annual incentive bonus based on actual performance and paid at the time such bonuses are paid to similarly situated employees and 18 months of continued medical insurance coverage.

The foregoing description of the Non-Competition Agreement is qualified in its entirety by reference to the full text of the Non-Competition Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additional Information and Where to Find It

This communication relates to the proposed Merger involving Panera, Parent, Merger Sub, and JAB. In connection with the proposed Merger, Panera and Parent intend to file relevant materials with the SEC, including Panera’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Panera may file with the SEC or send to its stockholders in connection with the proposed Merger. STOCKHOLDERS OF PANERA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov and Panera stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Panera.

Participants in the Solicitation

Panera, Parent and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Common Stock in respect of the proposed Merger. Information about the directors and executive officers of Panera is set forth in the proxy statement for Panera’s 2016 Annual Meeting of stockholders, which was filed with the SEC on April 15, 2016, and in Panera’s Annual Report on Form 10-K for the fiscal year ended December 27, 2016, which was filed with the SEC on February 22, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, expressed or implied, regarding our anticipated growth, operating results, future earnings per share, plans, objectives, the impact of our investments in sales-building initiatives and operational capabilities on future sales and earnings, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words “believe,” “positioned,” “estimate,” “project,” “target,” “plan,” “goal,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact.

These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to: the risk that Panera’s shareholders do not approve the Merger; uncertainties as to the timing of the Merger; the conditions to the completion of the Merger may not be satisfied, or the regulatory approvals required for the Merger may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on Panera’s business relationships, operating results, and business generally; risks that the Merger disrupts current plans and operations of Panera and potential difficulties in Panera’s employee retention as a result of the Merger; risks related to diverting management’s attention from Panera’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Panera related to the Merger Agreement or the Merger; the amount of the costs, fees, expenses and other charges related to the Merger; and other factors discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 27, 2016. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 4, 2017, by and among Panera Bread Company, JAB Holdings B.V., Rye Parent Corp., and Rye Merger Sub, Inc.

10.1	Non-Competition Agreement, dated April 4, 2017, by and between Panera Bread Company and Ronald M. Shaich

99.1	Voting Agreement, dated as of April 4, 2017, by and among Rye Parent Corp., Rye Merger Sub, Inc., Ronald M. Shaich, Ronald M. Shaich 2016 Qualified Annuity Trust, Ronald M. Shaich 2015 Qualified Annuity Trust, Ronald M. Shaich Qualified Annuity Interest Trust, SGC Trust LLC, Ronald M. Shaich 2016 Qualified Annuity Trust #2, and Shaich Education Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: April 5, 2017	By:	/s/ Louis DiPietro
	Name:	Louis DiPietro
	Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 4, 2017, by and among Panera Bread Company, JAB Holdings B.V., Rye Parent Corp., and Rye Merger Sub, Inc.

10.1	Non-Competition Agreement, dated April 4, 2017, by and between Panera Bread Company and Ronald M. Shaich

99.1	Voting Agreement, dated as of April 4, 2017, by and among Rye Parent Corp., Rye Merger Sub, Inc., Ronald M. Shaich, Ronald M. Shaich 2016 Qualified Annuity Trust, Ronald M. Shaich 2015 Qualified Annuity Trust, Ronald M. Shaich Qualified Annuity Interest Trust, SGC Trust LLC, Ronald M. Shaich 2016 Qualified Annuity Trust #2, and Shaich Education Trust